Exhibit 99.1

Skillsoft Reports Financial Results for the Third Quarter of Fiscal 2025

●	Raises and tightens fiscal year 2025 revenue outlook
●	Continued strong growth in Adjusted EBITDA and margin expansion
●	Generated positive free cash flow in the quarter
●	Delivering on strategic transformation initiatives laid out at July Investor Day

BOSTON – December 10, 2024 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, today announced its financial results for the third quarter of fiscal 2025 ended October 31, 2024.

Fiscal 2025 Third Quarter Select Metrics and Financials from Continuing Operations (1)(2)

●	Total Revenue of $137 million compared to $139 million in the prior year.
●	Talent Development Solutions Revenue of $103 million up 2% from the prior year.
●	Global Knowledge Revenue of $34 million compared to $38 million in the prior year.
●	Net Loss of $24 million compared to net loss of $28 million in the prior year. Net Loss per share of $2.86 compared to net loss per share of $3.45 in the prior year. Adjusted Net Loss of $15 million improved from Adjusted Net Loss of $23 million in the prior year. Adjusted Net Loss per share of $1.82 improved from Adjusted Net Loss per share of $2.82 in the prior year.
●	Adjusted EBITDA from continuing operations of $32 million, reflecting a margin of 23% of Revenue, compared to $30 million and a margin of 21% of Revenue in the prior year.
●	Gross debt of $591 million at the end of the quarter, down $35 million compared to $626 million in the prior year.
●	Ended the quarter with $102 million of cash, cash equivalents, and restricted cash.

“Our fiscal third quarter financial results demonstrate our first step in executing our transformation strategy,” said Ron Hovsepian, Skillsoft’s Executive Chair and Chief Executive Officer. “The operationalization of our strategy is showing the first signs of business and financial improvement for our shareholders and customers.”

Fiscal 2025 Third Quarter Business Highlights

●	Skillsoft continues its leadership in AI innovation by launching key learner and organizational tools including AI Coaching Assistant to help leaders develop coaching plans, AI Learning Assistant to personalize the learning experience, and AI Coding Assistant to provide tailored coding exercises and immediate feedback.
●	Skillsoft’s organizational platform – Percipio – adds new capabilities in compliance and certifications. Skillsoft’s Compliance Suite is a new offering that aids companies in developing competencies needed to identify and mitigate business risk. Skillsoft’s end-to-end certification paths increase speed to productivity by helping learners attain globally recognized technical certifications.
●	Key customer wins were in workforce transformation catalyzed by AI, which led to AI upskilling and global workforce skill measurement generating more than $8 million over multiple years from six global companies.
●	“Partner of the Year” was awarded to Skillsoft multiple times as a leader in the interactive learning experience market through Global Knowledge by global vendors including Cisco, CompTIA, Palo Alto Networks, and EC-Council.

“I am pleased with our financial results for the quarter, which are highlighted by strong revenue execution, improved profitability, and positive free cash flow,” said Rich Walker, Skillsoft’s Chief Financial Officer. “Our third quarter performance, coupled with momentum from our transformation execution, gives us confidence to raise and tighten our FY25 revenue guidance range, while reaffirming our adjusted EBITDA outlook.”

Full-Year Fiscal 2025 Financial Outlook (2)

The following table reflects Skillsoft’s updated financial outlook for the fiscal year ending January 31, 2025, based on current market conditions, expectations, and assumptions:

GAAP Revenue	$520 million – $530 million
Adjusted EBITDA	$105 million – $110 million

(1)	Growth calculated relative to the comparable prior year period unless otherwise noted.
(2)	See “Non-GAAP Financial Measures and Key Performance Metrics” below for the definitions of our key operational and non-GAAP metrics and how they are calculated and more information regarding the fact that the Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts. We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413‑9278 from the United States and Canada or (215) 268‑9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for six months.

About Skillsoft

Skillsoft delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of high-quality content, an AI-enabled platform that is personalized and connected to customer needs, and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skills gaps, unlocking human potential, and transforming the workforce. Learn more at www.skillsoft.com.

Non-GAAP Financial Measures and Key Performance Metrics

The Company has organized its business into two segments (or Business Units): Talent Development Solutions (formerly referred to as Content & Platform) and Global Knowledge (formerly referred to as Instructor-Led Training). We track the non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We have provided at the back of this press release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures. We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the non-GAAP calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

We disclose the below non-GAAP financial measures and key performance metrics in this press release because we believe these non-GAAP financial measures and key performance metrics provide meaningful supplemental information.

Dollar retention rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

Adjusted net income (loss) - Adjusted net income (loss) is defined as GAAP net income (loss) excluding non-cash items, discrete and event-specific costs that do not represent normal, recurring, cash operating expenses necessary for our business operations, and certain accounting income and/or expenses that management believes are necessary to enhance the comparability and are useful in assessing our operating performance, include the following (including the related tax effects):

●	Acquisition and integration related costs – Costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration related costs.
●	Restructuring charges – Charges related to strategic cost saving initiatives, including severance costs, losses associated with the abandonment of right-of-use assets, and contract termination costs.
●	Transformation costs – Costs incurred to transform our operations through significant strategic non-ordinary course transactions.
●	System migration costs – Costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
●

Long-term incentive compensation expenses – Charges associated with long-term incentive compensation programs, including stock-based compensation, cash awards tied to stock performance, and awards granted in-lieu of stock that are intended to be settled in cash.

●	Executive exit costs – Costs associated with the departure of executives.
●	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
●	Foreign currency impact – Unrealized and realized foreign exchange gains or losses due to fluctuations in currency exchange rates.
●	(Gain) loss on sale of business - Gain or loss on non-routine sale of business.
●	Income from discontinued operations – Income from discontinued operations that do not reflect our current operating performance.
●	Impairment charges - Non-cash goodwill, intangible or other asset impairment charges.

Adjusted EBITDA - Adjusted EBITDA is defined as adjusted net income (loss) excluding interest expense or income, benefit from or provision for income taxes, depreciation and amortization expense.

Adjusted operating expenses – Adjusted operating expenses are defined as GAAP costs of revenues, content and software development, selling and marketing, and general and administrative expenses, excluding depreciation expense, long-term incentive compensation expense, system migration costs, transformation costs, and other non-cash charges, as applicable.

Adjusted gross margin – Adjusted gross margin is defined as GAAP revenue less GAAP cost of revenues, excluding long-term incentive compensation expense and depreciation expense, divided by GAAP revenue for the same period.

Adjusted contribution margin – Adjusted contribution margin is defined as GAAP revenue less adjusted operating expenses, divided by GAAP revenue for the same period.

Free cash flow – Free cash flow is defined as GAAP net cash provided by (used in) operating activities less purchases of property and equipment and internally developed software.

Adjusted free cash flow (levered) – Adjusted free cash flow (levered) is defined as free cash flow plus the cash impact for adjusted EBITDA excluded charges.

Free cash flow conversion – Free cash flow conversion is defined as free cash flow divided by adjusted EBITDA for the same period.

Net leverage – Net leverage is defined as current maturities of long-term debt, plus borrowings under accounts receivable facility, plus long-term debt, less cash and equivalents and restricted cash, divided by adjusted EBITDA for the preceding twelve-month period.

Reclassifications

Certain amounts reported in prior years have been reclassified to conform to the presentation in the current year. These reclassifications had no effect on total assets, total liabilities, total stockholders' equity, or net income (loss) for the prior year.

Cautionary Notes Regarding Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including revenue, non-GAAP EBITDA, and free cash flow), our product development and planning, our sales pipeline, future capital expenditures, share repurchases, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services, competitive strengths, the benefits of new initiatives, growth of our business and operations, and our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may”, “will”, “would”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “project”, “forecast”, “seek”, “outlook”, “target”, “goal”, “probably”, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. All forward-looking disclosure is speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” in our Form 10‑K for the fiscal year ended January 31, 2024. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in our other periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this document represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most current data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors:

Ross Collins or Stephen Poe

SKIL@alpha-ir.com

Media:

Cameron Martin

cameron.martin@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and per share amounts)

	October 31, 2024	January 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$97,921	$136,308
Restricted cash	3,881	10,215
Accounts receivable, net of allowance for credit losses of approximately $558 and $562 as of October 31, 2024 and January 31, 2024, respectively	102,498	185,638
Prepaid expenses and other current assets	55,834	53,170
Total current assets	260,134	385,331
Property and equipment, net	3,543	6,639
Goodwill	317,071	317,071
Intangible assets, net	456,692	539,293
Right of use assets	5,054	8,044
Other assets	11,037	17,256
Total assets	$1,053,531	$1,273,634
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$6,404	$6,404
Borrowings under accounts receivable facility	10,009	44,980
Accounts payable	21,159	14,512
Accrued compensation	28,325	31,774
Accrued expenses and other current liabilities	22,370	29,939
Lease liabilities	2,088	3,049
Deferred revenue	203,646	282,570
Total current liabilities	294,001	413,228

Long-term debt	574,312	577,487
Deferred tax liabilities	44,099	52,148
Long-term lease liabilities	6,839	9,251
Deferred revenue - non-current	1,823	2,402
Other long-term liabilities	11,977	13,531
Total long-term liabilities	639,050	654,819
Commitments and contingencies
Shareholders’ equity:
Shareholders’ common stock - Class A common shares, $0.0001 par value: 18,750,000 shares authorized and 8,576,683 shares issued and 8,276,906 shares outstanding at October 31, 2024, and 8,380,436 shares issued and 8,080,659 shares outstanding at January 31, 2024	1	1
Additional paid-in capital	1,559,547	1,551,005
Accumulated equity (deficit)	(1,412,279)	(1,321,478)
Treasury stock, at cost - 299,777 shares as of October 31, 2024 and January 31, 2024	(10,891)	(10,891)
Accumulated other comprehensive income (loss)	(15,898)	(13,050)
Total shareholders’ equity	120,480	205,587
Total liabilities and shareholders’ equity	$1,053,531	$1,273,634

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenues:
Total revenues	$137,225	$138,956	$397,241	$415,697
Operating expenses:
Costs of revenues	34,312	36,407	101,254	114,698
Content and software development	14,937	16,126	45,436	51,024
Selling and marketing	39,615	43,983	122,591	130,321
General and administrative	21,686	22,308	66,390	72,689
Amortization of intangible assets	31,826	38,620	95,197	116,086
Acquisition and integration related costs	931	510	3,349	2,838
Restructuring	3,095	873	15,361	8,592
Total operating expenses	146,402	158,827	449,578	496,248
Operating income (loss)	(9,177)	(19,871)	(52,337)	(80,551)
Other income (expense), net	(538)	19	1,261	(1,290)
Fair value adjustment of warrants	—	1,105	—	4,750
Fair value adjustment of interest rate swaps	(822)	3,981	418	11,186
Interest income	924	1,060	2,897	2,576
Interest expense	(15,845)	(16,492)	(48,538)	(48,683)
Income (loss) before provision for (benefit from) income taxes	(25,458)	(30,198)	(96,299)	(112,012)
Provision for (benefit from) income taxes	(1,859)	(2,462)	(5,498)	(8,735)
Income (loss) from continuing operations	(23,599)	(27,736)	(90,801)	(103,277)
Gain (loss) on sale of business	—	—	—	(682)
Net income (loss)	$(23,599)	$(27,736)	$(90,801)	$(103,959)

Net income (loss) per share:
Basic and diluted - continuing operations	$(2.86)	$(3.45)	$(11.11)	$(12.84)
Basic and diluted - discontinued operations	—	—	—	(0.08)
Basic and diluted	$(2.86)	$(3.45)	$(11.11)	$(12.92)
Weighted average common shares outstanding:
Basic and diluted	8,239,564	8,047,497	8,170,344	8,043,712

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	October 31, 2024	October 31, 2023
Cash flows from operating activities:
Net income (loss)	$(90,801)	$(103,959)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of intangible assets	95,197	116,086
Stock-based compensation	9,985	22,917
Depreciation	2,404	2,629
Non-cash interest expense	1,628	1,546
Non-cash property, equipment, software and lease impairment charges	2,495	4,265
Provision for credit loss expense (recovery)	(4)	205
(Gain) loss on sale of business	—	682
Provision for (benefit from) deferred income taxes – non-cash	(8,080)	(10,270)
Fair value adjustment of warrants	—	(4,750)
Fair value adjustment of interest rate swaps	(418)	(11,186)
Change in assets and liabilities:
Accounts receivable	82,877	70,645
Prepaid expenses and other assets, including long-term	4,258	2,726
Right-of-use assets	1,632	2,184
Accounts payable	6,693	(3,283)
Accrued expenses and other liabilities, including long-term	(12,819)	(20,820)
Lease liabilities	(3,387)	(3,048)
Deferred revenues	(79,446)	(75,250)
Net cash provided by (used in) operating activities	12,214	(8,681)
Cash flows from investing activities:
Purchase of property and equipment	(820)	(3,753)
Proceeds from sale of property and equipment	10	—
Internally developed software - capitalized costs	(13,018)	(8,055)
Sale of SumTotal, net of cash transferred	—	(5,137)
Net cash provided by (used in) investing activities	(13,828)	(16,945)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awards	(1,052)	(1,441)
Payments to acquire treasury stock	—	(8,046)
Proceeds from (payments on) accounts receivable facility	(34,971)	793
Principal payments on term loans	(4,803)	(4,803)
Net cash provided by (used in) financing activities	(40,826)	(13,497)
Effect of exchange rate changes on cash and cash equivalents	(2,281)	(1,674)
Net increase (decrease) in cash, cash equivalents and restricted cash	(44,721)	(40,797)
Cash, cash equivalents and restricted cash, beginning of period	146,523	177,556
Cash, cash equivalents and restricted cash, end of period	$101,802	$136,759
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$97,921	$129,806
Restricted cash	3,881	6,953
Cash, cash equivalents and restricted cash, end of period	$101,802	$136,759

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenues
Talent Development Solutions	$102,998	$101,132	$302,725	$302,893
Global Knowledge	34,227	37,824	94,516	112,804
Total revenues, as reported	$137,225	$138,956	$397,241	$415,697

Net income (loss), as reported	$(23,599)	$(27,736)	$(90,801)	$(103,959)

Acquisition and integration related costs	931	510	3,349	2,838
Restructuring	3,095	873	15,361	8,592
Transformation costs	164	1,053	1,351	2,503
System migration costs	—	510	118	1,580
Long-term incentive compensation expenses	4,099	7,962	10,438	22,917
Executive exit costs	—	—	3,326	—
Fair value adjustment of warrants	—	(1,105)	—	(4,750)
Fair value adjustment of interest rate swaps	822	(3,981)	(418)	(11,186)
Foreign currency impact	524	(181)	(1,297)	1,513
Gain (loss) on sale of business	—	—	—	682
Tax impact of adjustments	(1,057)	(602)	(3,349)	(2,921)
Adjusted net income (loss) from continuing operations	(15,021)	(22,697)	(61,922)	(82,191)

Interest expense, net	14,921	15,432	45,641	46,107
Expense (benefit from) income taxes, excluding tax impacts above	(802)	(1,860)	(2,149)	(5,814)
Depreciation	1,000	266	2,404	2,629
Amortization of intangible assets	31,826	38,620	95,197	116,086
Adjusted EBITDA from continuing operations	$31,924	$29,761	$79,171	$76,817

Weighted average common shares outstanding:
Basic and diluted	8,239,564	8,047,497	8,170,344	8,043,712

Basic and diluted per share information:
Net income (loss), as reported	$(2.86)	$(3.45)	$(11.11)	(12.92)
Adjusted net income (loss) from continuing operations	$(1.82)	$(2.82)	$(7.58)	$(10.22)

Adjusted net income (loss) margin %	(10.9)%	(16.4)%	(15.6)%	(19.7)%
Interest expense, net	10.9%	11.1%	11.5%	11.1%
Expense (benefit from) income taxes, excluding tax impacts above	(0.6)%	(1.3)%	(0.5)%	(1.4)%
Depreciation	0.7%	0.2%	0.6%	0.6%
Amortization of intangible assets	23.2%	27.8%	23.9%	27.9%
Adjusted EBITDA margin %	23.3%	21.4%	19.9%	18.5%

Adjusted gross margin	75.2%	73.9%	74.7%	72.6%
Adjusted contribution margin	23.3%	21.4%	20.0%	18.5%

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Operating expenses:
GAAP costs of revenues	$34,312	$36,407	$101,254	$114,698
Depreciation	(91)	(80)	(315)	(413)
Long-term incentive compensation expenses	(201)	(128)	(499)	(463)
Adjusted costs of revenues	34,020	36,199	100,440	113,822

GAAP content and software development	14,937	16,126	45,436	51,024
Depreciation	(74)	22	(218)	(169)
Long-term incentive compensation expenses	(857)	(1,575)	(3,061)	(5,350)
System migration	—	(510)	(118)	(1,580)
Adjusted content and software development	14,006	14,063	42,039	43,925

GAAP selling and marketing	39,615	43,983	122,591	130,321
Depreciation	(161)	(160)	(531)	(839)
Long-term incentive compensation expenses	(1,595)	(1,421)	(3,648)	(2,435)
Transformation	—	(9)	(213)	(251)
Adjusted selling and marketing	37,859	42,393	118,199	126,796

GAAP general and administrative	21,686	22,308	66,390	72,689
Depreciation	(674)	(48)	(1,340)	(1,208)
Long-term incentive compensation expenses	(1,446)	(4,838)	(3,230)	(14,669)
Transformation	(179)	(882)	(1,192)	(2,475)
Executive exit costs	—	—	(3,326)	—
Adjusted general and administrative	19,387	16,540	57,302	54,337

Total GAAP operating expenses	110,550	118,824	335,671	368,732
Depreciation	(1,000)	(266)	(2,404)	(2,629)
Long-term incentive compensation expenses	(4,099)	(7,962)	(10,438)	(22,917)
System migration	—	(510)	(118)	(1,580)
Transformation (1)	(179)	(891)	(1,405)	(2,726)
Executive exit costs	—	—	(3,326)	—
Adjusted total operating expenses	$105,272	$109,195	$317,980	$338,880

(1)	This line item does not agree to the amounts reflected on preceding table due to certain transformation expenses not being reflected in GAAP operating expenses.

SKILLSOFT CORP.

FREE CASH FLOW RECONCILIATION

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$8,717	$(10,666)	$12,214	$(8,681)
Purchase of property and equipment, net	(411)	(347)	(810)	(3,753)
Internally developed software - capitalized costs	(4,222)	(2,104)	(13,018)	(8,055)
Total free cash flow	4,084	(13,117)	(1,614)	(20,489)
Cash impact for adjusted EBITDA excluded charges	10,089	2,306	17,187	10,098
Adjusted free cash flow (levered)	$14,173	$(10,811)	$15,573	$(10,391)